SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 30, 1996


                               Technitrol, Inc.
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            (Exact Name of registrant as specified in its charter)


          Pennsylvania                 1-5375                   23-1292472
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(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


         1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania 19053
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             (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:   (215) 355-2900
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                                Not Applicable
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         (Former name or former address, if changed since last report)

Item 5.  Other Events.

          On August 30, 1996, the Board of Directors of Technitrol, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $0.125 par value, of the Company (the "Common Shares") payable to stockholders of record on September 9, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-half of a Common Share. No less than two Rights, and only whole multiples of two Rights may be exercised at any time by holders of Rights at a price of $125 per Common Share (the "Purchase Price") (equivalent to $62.50 for each one-half of a Common Share), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent.

          The Rights will initially be attached to all Common Share certificates representing Common Shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later day as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such certificate together with a copy of this Summary of Rights. The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is referred to in this summary as the "Share Acquisition Date."

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Share certificates. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 9, 2006, unless earlier redeemed or exchanged by the Company as described below.

          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of two Rights, except as provided below, shall thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Common Stock Equivalents (as such term is defined in the Rights Agreement)) having a then market value equal to two (2) times the Purchase Price of the Rights. Upon the occurrence of the event described in the preceding sentence, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person, (ii) a transferee of an

Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or of any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or to any person with whom the Acquiring Person (or of any such Associate or Affiliate) has any agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company in its discretion has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the Rights Agreement shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

          At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole or in part, at an exchange ratio of two Common Shares (or, in certain circumstances, two Common Stock Equivalents) per Right.

          In the event that, following the earlier of the Distribution Date and the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of two Rights (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a then market value equal to two
(2) times the Purchase Price of the Rights.

          The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to all holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to all holders of the Common Shares of evidences of indebtedness, stock (other than a dividend payable in Common Shares), assets or cash (excluding regular quarterly cash dividends) or of subscription rights, options or warrants (other than those referred to above).

          The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued upon the exercise of any Right or Rights. In lieu of fractions of a share equal to one-half of a share or less, a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holders to any fraction of a Common Share greater than one-half of a share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals a whole number of Common Shares, as provided in the Rights Agreement.
If such holder does not purchase such additional fraction of a Common Share, a cash payment will be made, as provided in the Rights Agreement.

          At any time prior to such time as any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part at a price of $.005 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The terms of the Rights may be amended by the Company and the Rights Agent, provided that following the Distribution Date the amendment does not materially adversely affect the interests of holders of Rights (other than an Acquiring Person).

          The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights Agreement helps ensure that the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and is intended to protect and potentially enhance shareholder value, as well as assist the Board of Directors of the Company in realizing the Company's strategic objectives. The adoption of the Rights Agreement is not in response to any known takeover threat or proposal.

          A copy of the Rights Agreement (which includes as exhibits the form of Right Certificate and the Summary of Rights to Purchase Common Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 7.   Financial Statements and Exhibits

     (c) Exhibits. The following exhibits are filed herewith and incorporated herein by reference:

     Exhibit Number

     4 Rights Agreement, dated as of August 30, 1996, between Technitrol, Inc. and Registrar and Transfer Company, as Rights Agent, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the Distribution Date.

     99   Press Release dated August 30, 1996.


                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          TECHNITROL, INC.


                          By: /s/ Albert Thorp, III
                             ----------------------------
                             Albert Thorp, III
                             Vice President of Finance

Date: September 10, 1996


EXHIBIT INDEX


Exhibit No.    Description                                     Page No.

   4           Rights Agreement, dated as of
               August 30, 1996, between Technitrol, Inc.
               and Registrar and Transfer Company,
               as Rights Agent.  Pursuant to the Rights
               Agreement, printed Right Certificates will not be mailed until as soon as practicable after the Distribution Date.

   99          Press Release dated August 30, 1996.